Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 13, 2009, except for Note 16, as to which the date is March 30, 2009, with respect to the financial statements of Avalon Pharmaceuticals, Inc., included in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-156011) and Proxy Statement/ Prospectus of Clinical Data, Inc. for the registration of shares of its common stock and contingent value rights.
/s/ Ernst & Young LLP
McLean, Virginia
March 31, 2009